SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): DECEMBER 19, 2001



                           KMC TELECOM HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                     333-50475               22-3545325
        (State or Other         (Commission File Number)     (I.R.S. Employee
Jurisdiction of Incorporation)                            Identification Number)



                           KMC TELECOM HOLDINGS, INC.
                            1545 ROUTE 206, SUITE 300
                          BEDMINSTER, NEW JERSEY 07921
               (Address of principal executive offices) (Zip Code)




        Registrant's telephone number, including area code: 908-470-2100






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ITEM 5.   OTHER EVENTS.

         KMC Telecom Holdings, Inc. ("KMC," "we," "us" or "our") is filing this Current Report on Form 8-K to provide certain information with respect to certain recent developments in connection with our business.

         (a) Based upon preliminary, unaudited results, we believe that KMC will meet or exceed our previously announced fourth quarter and full year 2001 financial guidance for revenue and adjusted EBITDA (which consists of earnings before interest, taxes, depreciation and amortization, non-cash stock compensation expense/(credit) and other expense). In addition, based upon our preliminary, unaudited results, our cash and cash equivalent balance at December 31, 2001 was approximately $96 million. We expect that revenue for the fourth quarter and year ended December 31, 2001 will be approximately $129 million and $453 million, respectively. We also expect that adjusted EBITDA for the fourth quarter and year ended December 31, 2001 will be approximately $32 million and $46 million, respectively.

         In addition, based upon currently available information, we expect revenue and adjusted EBITDA for the three months ended March 31, 2002 to be in the same range as the three months ended December 31, 2001. This guidance reflects the sale of the two fiber-optic systems discussed in paragraph (b), below.

         (b) On February 28, 2002, we sold two of our 37 Tier III fiber-optic networks and related assets. We are required to apply the net proceeds from the sale toward the $100 million loan prepayments required to be made by May 1, 2002 under our Amended Senior Secured Credit Facility, as discussed in paragraph (c) below.

         (c) Based upon currently available information, including the sale discussed in paragraph (b) above, we expect that at March 31, 2002 and for the quarter then ended, we will not be in compliance with certain of the financial covenants contained in our Amended Senior Secured Credit Facility. In addition, we do not currently anticipate being able to make all of the aggregate $100 million in loan prepayments which we are required to make under the Amended Senior Secured Credit Facility on or before May 1, 2002. We are currently engaged in negotiations with our Lenders to amend the terms of our Amended Senior Secured Credit Facility to reflect our current operations, including the sale of the two systems discussed in paragraph (b), and to allow us to avoid our expected non-compliance with the existing covenants; however, we can give no assurance that we will obtain any such amendment on acceptable terms or at all.

         (d) On December 31, 2001, we entered into a financing transaction in order to monetize an existing data contract. We received net proceeds of approximately $19 million from this transaction, after deducting the costs of certain equipment acquired to perform our obligations under the data contract and the financing fees and expenses incurred in connection with the transaction.

         (e) During the three months ended December 31, 2001, one of our existing Lenders and stockholders acquired at a discount a significant portion of our Amended Senior Secured


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Credit Facility, together with additional shares of preferred stock and warrants to purchase shares of our common stock, from another Lender.

         (f) In an effort to preserve liquidity, we have begun to implement a significant further restructuring of our Tier III Markets business operations. Although we expect that this restructuring will result in a reduction in revenue growth as the result of lower capital expenditures, we also believe that, through significant cost savings, adjusted EBITDA from our Tier III markets will increase. We anticipate that we will begin to see the effects of this plan in the second quarter of 2002.

         (g) During 2001, we repurchased an aggregate maturity value of approximately $179.5 million of our senior discount notes. In addition, we believe that certain of our stockholders may have purchased an aggregate of approximately $107 million of our senior discount notes and senior notes, as well. We are aware that our outstanding senior discount notes and senior notes are continuing to trade at substantial discounts to their accreted value and face amounts. In order to reduce future cash interest payments, as well as future amounts due at maturity, we or our affiliates intend, from time to time, consistent with our agreement with the Lenders under the Amended Senior Secured Credit Facility, to purchase additional such securities for cash, exchange them for common stock under the exemption provided by Section 3(a)(9) of the Securities Act of 1933, or acquire such securities for a combination of cash and common stock, in each case in open market purchases or negotiated private transactions with institutional holders. We will evaluate any such transactions in light of then existing market conditions, taking into account our current liquidity and prospects for future access to capital. Subject to certain conditions, the Lenders recently granted permission for us to use a limited portion of our cash balances for additional repurchases of our senior discount notes or senior notes. Any additional repurchased notes will be pledged to the Lenders as collateral under the Amended Senior Secured Credit Facility. We expect to begin to repurchase additional senior discount notes and/or senior notes in the near future in accordance with the terms of the Lenders' permission. The amounts involved in any such transactions, individually or in the aggregate, may be material and may have a negative, short-term impact on our liquidity. Nevertheless, we expect that these repurchases will have a positive impact on our future long-term liquidity position due to the resulting material reduction in funded indebtedness. As a result, we believe that the repurchase of senior discount notes and/or senior notes at a substantial discount is an appropriate use for a limited portion of our current liquidity.

         (h) We believe that our existing cash balances, marketable securities, borrowings reasonably anticipated to be available under our Amended Senior Secured Credit Facility and anticipated funds from operations will be sufficient to meet our liquidity needs to fund operations and capital expenditure requirements under our current business plan into the second quarter of 2003. Our ability to remain liquid into the second quarter of 2003 is predicated upon
(i) continued access to available borrowings, (ii) increased sales in our Tier III Markets business, combined with the successful implementation of the cost controls and gross margin improvements that are a part of the planned substantial restructuring of our Tier III Markets business referred to in paragraph (f) above, (iii) our ability to secure additional multi-year contracts with a variety of wholesale, data and carrier customers for our Nationwide Data Platform business, which we are currently pursuing with a number of potential customers and (iv) our ability to finance new data services contracts or extensions of existing data services


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contracts which we may be able to obtain. In addition, under the terms of our
Amended Senior Secured Credit Facility, by May 1, 2002, we are required to effect loan prepayments and reductions in the revolving loan commitment thereunder in the aggregate amount of $100.0 million. Our ability to fund these prepayments (for which we currently do not have a source) or to obtain a waiver or amendment of this requirement from our Lenders is also a predicate of our ability to remain liquid into the second quarter of 2003. We can give no assurance that we will be able to achieve any of the predicates listed above.

         Certain matters discussed in this Report are forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on all information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include matters related to:

         o    our operations and prospects,
         o    our expected financial position,
         o    our funding needs and potential financing sources,
         o    our network development and expansion plans,
         o    expected costs savings from restructurings,
         o the markets in which our services are currently offered or will be offered in the future,
         o    the services which we expect to offer in the future,
         o    the continuing implementation of our operations support system,
         o    regulatory matters,
         o    expected competitors in our markets, and
         o the factors set forth in Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2000 under the heading "-Certain Factors Which May Affect Our Future Results."

         Except as otherwise required to be disclosed in periodic reports required to be filed by public companies with the SEC pursuant to its rules, we have no duty to update these statements.




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               KMC TELECOM HOLDINGS, INC.



Date:  March 6, 2002           By:  /S/ WILLIAM F. LENAHAN
                                  ----------------------------------------------
                                     William F. Lenahan
                                     Chief Executive Officer



                               By:  /S/ ROSCOE C. YOUNG II
                                  ----------------------------------------------
                                     Roscoe C. Young II
                                     President and Chief Operating Officer



                               By:  /s/ WILLIAM H. STEWART
                                  ----------------------------------------------
                                     William H. Stewart
                                     Executive Vice President and Chief
                                     Financial Officer




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